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                                                                Exhibit 4(b)
                              CERTIFICATE OF TRUST

                                       OF

                               KEYCORP CAPITAL III


                  This Certificate of Trust of KeyCorp Capital III (the "Trust"), dated as of April 13, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. section 3801, et seq.).

                  1. NAME. The name of the business trust being formed hereby is KeyCorp Capital III.

                  2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust, with a principal place of business in the State of Delaware, are Bankers Trust (Delaware), E.A. Delle Donne Corporate Center, Montgomery Bldg., 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266.

                  3. EFFECTIVE DATE. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act as of the date first above written.


                                     BANKERS TRUST (DELAWARE), not in its
                                     individual capacity, but solely as Trustee



                                     By: /s/ M. Lisa Wilkins
                                       ---------------------------------------
                                         Name: M. Lisa Wilkins
                                         Title:   Assistant Secretary


                                     DANIEL R. STOLZER, not in his individual capacity, but solely as Trustee

                                     /s/ Daniel R. Stolzer
                                     ---------------------------------------